Exhibit 99.1
Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 614-8267
lvanraemdonck@championhomes.net
or
Phyllis Knight
Executive Vice President and CFO
(248) 614-8200
Champion Enterprises Receives Continued Listing Standard Notice from the NYSE
TROY, Mich., Dec. 19, 2008 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, announced today that on Dec. 17, 2008, it received notification from the New York Stock Exchange that the Company is not in compliance with the exchange’s continued listing standard under section 802.01C of the NYSE Listed Company Manual because the average closing share price of Champion’s common stock for a consecutive 30 trading-day period fell below $1.00. Champion has notified the NYSE that it intends to cure the deficiency.
The Company has a period of six months from the date it received the notification by the end of which it must attain a minimum share price and consecutive 30 trading-day average share price of $1.00. During the cure period, subject to compliance with other applicable NYSE continued listing requirements, the Company’s common stock will continue to be listed on the NYSE under the symbol “CHB” with the addition of “.BC” to indicate that the Company is not currently in compliance with the exchange’s continued listing standards.
About Champion
Troy, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 31 manufacturing facilities in North America and the United Kingdom working with independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains a statement regarding Champion’s intention to cure the continued listing standard deficiency, which could be construed to be a forward-looking statement within the meaning of the Securities Exchange Act of 1934.
This statement reflects the Company’s view with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statement. These factors are discussed in the Company’s most recently filed Form 10-K and other filings with the Securities and Exchange Commission, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.
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755 West Big Beaver Road, Suite 1000 | Troy, Michigan 48084
(248) 614-8200 | www.championhomes.com